Exhibit 99.1

Navidea Biopharmaceuticals Wins Dismissal of Platinum Litigation

DUBLIN, Ohio--(BUSINESS WIRE)—On October 31, 2018, Judge Valerie Caproni of the United States District Court for the Southern District of New York entered an Opinion and Order, as well as a Judgment, dismissing all claims raised by Platinum-Montaur Life Sciences LLC (“Platinum-Montaur”) in its litigation against Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”). Platinum’s claims arose from a note and loan agreement entered on July 25, 2012 (the “Note”), under which Navidea borrowed certain sums from Platinum-Montaur. Thereafter, Platinum-Montaur entered into an assignment with its affiliate Platinum Partners Credit Opportunities Master Fund, LP (“PPCO”) whereby Platinum-Montaur assigned its interests under the Note to PPCO.   In its suit against Navidea, filed on November 2, 2017, Platinum-Montaur asserted that its assignment to PPCO was only a partial assignment and that an amount of approximately $1,500,000 remained due and owing to Platinum-Montaur under the Note.

The Court rejected Platinum-Montaur’s claim that the assignment of the Note was a partial assignment and found that “the Assignment Agreement unambiguously assigned the entirety of Platinum-Montaur’s interest in the Navidea debt to PPCO.”  Because of this, the Court stated that Platinum-Montaur had no standing to assert any interest in funds that might be due under the Note.  The Court also disagreed with Platinum-Montaur’s claim of unjust enrichment on similar grounds and found that Platinum-Montaur lacked any sufficient personal stake to maintain claims against Navidea.  As a result the Court granted the motion to dismiss and directed judgement in favor of Navidea.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc 99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business, including our expectations regarding the Platinum-Montaur litigation and related matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: any future actions by Platinum-Montaur relating to the dispute described above, general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; our ability to comply with the NYSE American continued listing standards; and other risk factors set forth in this report and detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts

Navidea Biopharmaceuticals
Jed Latkin, CEO, COO & CFO, 614-551-3416
jlatkin@navidea.com

or

Edison Advisors
Joseph Green, 646-653-7030
jgreen@edisongroup.com